Exhibit 99.1

PACKERS RECOGNIZE EMERGE CATTLELOG SYSTEM FOR LIVESTOCK

INFORMATION VERIFICATION

SEBASTIAN, Fla., November 17, 2004 — eMerge Interactive, Inc. (Nasdaq: EMRG) today announced it has had discussions with several major beef packers regarding the ability of eMerge’s CattleLog information system to provide traceability and verification of live animal production records for cattle. The CattleLog system has been approved by the USDA as a Process Verified Program and is capable of supporting the needs of major beef packers.

Tyson Fresh Meats, the world’s largest red meat processor, has informed its suppliers that CattleLog is an available information option currently approved by the USDA to document and verify the production and birth records of purchased livestock, which Tyson believes has become increasingly important. In the alternative, cattle feeders may work with the USDA to develop their own livestock traceability and source verification system.

On October 23, 2004, the USDA announced the establishment of a new marketing program, known as the Beef Export Verification (“BEV”) Program, which is anticipated to enable the resumption of beef exports to Japan. Under the BEV Program, cattle eligible for processing for the Japanese market must, among other things, be 20 months of age or younger at time of harvest, as documented by one of four criteria; those criteria include use of a USDA-approved Process Verified Animal Identification and Data Collection Service that includes age data, such as CattleLog. eMerge believes that major beef processors are moving toward requiring that their suppliers utilize a USDA-approved Process Verification Program as the means for qualifying cattle for sale to Japan through the BEV Program. In addition, eMerge believes that major retail and fast food chains will soon require that beef processors adopt some form of source verification system, such as CattleLog, for cattle that are processed for sale to their customers.

eMerge’s CattleLog system utilizes RFID livestock tags, a wide variety of data collection options and powerful data sharing and analytical components to provide complete supply-chain visibility to all customers. The system has been used in a variety of integrated and branded programs since 1999. In 2003, CattleLog was ranked by BEEF Magazine as the most affordable data service in the Animal Information industry.

eMerge’s President and CEO, David Warren, commented, “We believe packer acknowledgement of the USDA’s approval of CattleLog for animal traceability and source verification is a significant recognition of the quality and value of our system. We have worked to establish CattleLog as the leader in the animal information category and have taken steps, such as gaining approval as a USDA Process Verified Program, that allow our customers to maximize their leverage of the information collected in their CattleLog systems.

“We believe that packer acceptance of CattleLog is significant, because it links the collection of live animal production records to the marketing of beef products on a large scale,” stated Warren. “This development will demonstrate to the U.S. Beef Industry that individual animal ID can play a role in helping to create and protect markets.”

About eMerge Interactive

eMerge Interactive, Inc., is a technology company serving the agricultural, foodservice, and healthcare industries. The Company is developing a broad portfolio of innovative products including VerifEYETM HandScan, Solo, and CIS contamination detection systems, for use in restaurants, hospitals, and food processors in the United States, Europe, South America, and Asia. The Company’s agricultural products include CattleLogTM, a USDA-approved Process Verified Program providing individual animal data collection and reporting that enables livestock tracking, verification, and branding. For more information, please visit www.emergeinteractive.com.

5

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including: the acceptance by beef processors of the CattleLog system as the means to qualify cattle for sale through the BEV Program, and the ultimate size and scope of the BEV Program for sale of beef to the Japanese market; whether major beef purchasers such as food retailers and fast food chains require that beef processors utilize a source verification system and, if so, whether CattleLog is adopted as that system; the acceptance by our customers of electronic commerce as a means of conducting business; our ability to grow revenue and margins; our ability to implement our acquisition and expansion strategy; the impact of competition on pricing; the impact of litigation, general economic conditions and other factors discussed in this release; and those factors set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements.

For additional information regarding this press release please contact Tom Dean, Murdock Capital, at (212) 421-2545.

SOURCE: eMerge Interactive, Inc.

6